NATIONAL TECHNICAL SYSTEMS, INC.
                           24007 Ventura Boulevard
                         Calabasas, California 91302


                          NOTICE OF ANNUAL MEETING

To the Shareholders:

            Notice is hereby given that the annual meeting of shareholders of National Technical Systems, Inc., a California corporation, will be held at the Los Angeles Airport Marriott Hotel, 5855 West Century Boulevard, Los Angeles, California 90045, on Friday, June 25, 1999 at 11:00 a.m. for the purpose of considering and acting upon the following:

            1.    To elect three directors for terms expiring in 2002;

            2. To approve amendments to the Company's Bylaws to provide for a range as to the number of directors;

            3. To ratify Ernst & Young LLP as auditors for the year ending January 31, 2000; and

            4. To transact such other business and to consider and take action upon any and all matters that may properly come before the meeting or any adjournment or adjournments thereof. Management has no information of any such other matters.

            Pursuant to the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on May 14, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

            Financial information concerning the Company is contained in the Annual Report for the fiscal year ended January 31, 1999, which accompanies this Notice of Annual Meeting.

            If you are unable to attend the meeting in person, please execute the enclosed Proxy and return it in the enclosed self-addressed, stamped envelope. If you later find that you can be present, you may, if you wish, vote in person, or you may revoke your proxy or file a new proxy bearing a later date with the Secretary at any time before the voting.

                              By Order of the Board of Directors

                                    Harold Lipchik
                                      Secretary
Dated: May 25, 1999

                      NATIONAL TECHNICAL SYSTEMS, INC.
                          24007 Ventura Boulevard,
                         Calabasas, California 91302
                            ---------------------
                               PROXY STATEMENT
                            ---------------------

                                SOLICITATION

      The accompanying Proxy is solicited by the Board of Directors for use at the annual meeting of shareholders to be held on Friday, June 25, 1999, or any adjournment thereof. A Proxy may be revoked by the person giving it at any time before it is exercised, either by giving another proxy bearing a later date or by notifying the Secretary of the Company in writing of such revocation. The giving of the Proxy will not affect your right to vote in person if you later should find it convenient to attend the meeting. The Proxy will be voted in accordance with the specifications made.

      The Company will bear the entire cost of preparing, assembling, printing, and mailing this Proxy Statement, the Proxy, and any additional material which may be furnished to shareholders by the Company. Copies of solicitation material may be furnished to brokerage houses, fiduciaries, and custodians to forward to their principals, and the Company may reimburse them for their expenses in so doing. The Company does not expect to pay any commission or remuneration to any person for solicitation of proxies.

      This Proxy Statement and the Proxy are being mailed to shareholders on or about May 25, 1999.

      Solicitation may be made by mail, personal interview, telephone, and telegraph by officers and regular employees of the Company.


      The close of business on May 14, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company at May 14, 1999, consisted of 8,321,046 shares of no par value Common Stock. Shareholders representing a majority of outstanding Common Stock must be present in person or by proxy to constitute a quorum at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

      In voting for the election of Directors, shareholders do not have the right to cumulate their votes.

      A plurality of the votes cast in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of shares of Common Stock representing a majority of shares outstanding is required to approve the proposed amendment to the Bylaws to permit a range of directors. The affirmative vote of a majority of votes cast at the Annual Meeting is required for ratification of Ernst & Young LLP as auditors for the year ending January 31, 2000 and the approval of such other matters as may properly come before the Annual Meeting.

      Abstention and broker non-votes have the same effect as votes against proposals presented to shareholders other than the election of directors. They have no effect on the election of directors. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following tabulation indicates as of May 14, 1999, those persons known to the Company to be beneficial owners of five percent or more of the Company's Common Stock.

                                        Number of Shares      Percent of
                                      Beneficially Owned(1)     Class
                                      ---------------------     -----
Name and Address of Beneficial Owner
Aaron Cohen..........................      1,147,918            13.8%
  24007 Ventura Boulevard
  Calabasas, California 91302

Jack Lin.............................       975,770             11.7%
  24007 Ventura Boulevard
  Calabasas, California 91302

Marvin Hoffman.......................       867,278             10.4%
  24007 Ventura Boulevard
  Calabasas, California 91302

Kennedy Capital Management, Inc.(2)..       462,276              5.6%
  10829 Olive Boulevard
  St. Louis, Missouri 63141

Luis A. and Jacqueline E. Hernandez(3)      430,425              5.2%
   3069 Misty Harbor
   Las Vegas, Nevada 89117

---------------
(1) Includes shares covered by options that are exercisable within 60 days as follows: Cohen 3,000 and Lin 24,505, as well as shares in the National Technical Systems Employee Stock Ownership Plan, as follows: Lin 6,528.

(2) This information is based on a Schedule 13D filed with the Securities and Exchange Commission on or about February 5, 1999.

(3) This information is based on a Schedule 13D filed with the Securities and Exchange Commission on or about November 13, 1995.

      To the knowledge of management, no other person owns beneficially as much as 5% of the outstanding stock of the Company. The tabulation under "Nomination and Election of Directors" indicates the number of shares owned beneficially by each nominee as of the record date. The directors and executive officers of the Company, as a group (11 persons), owned beneficially as of the record date a total of 2,872,989 shares, or 33.7% of the outstanding stock. In addition, Mr. Marvin Hoffman, President of XXCAL, Inc., a wholly-owned subsidiary of the Company, owns 867,278 shares, or 10.4% of the outstanding stock.

Proposal 1.  ELECTION OF DIRECTORS

            The Board of Directors of the Company currently consists of nine members, who are divided into three classes of three directors. Directors are elected for terms of three years. At the Annual Meeting, the term of office of the Class III directors will expire and three directors will be elected to serve for a term of three years and until their respective successors are elected.

            The Board intends to cause the nomination of the three persons named below for election as Class III directors. The directors will be elected by the holders of the Common Stock. The persons named as proxy holders in the accompanying form of proxy have advised the Company that they intend at the Annual Meeting to vote the shares covered by proxies held by them for the election of the nominees named below. If any or all of such nominees should for any reason become unable to serve or for good cause will not serve, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees, and for such lawful term or terms, as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. The Board of Directors has no reason to believe the nominees named, or any of them, will be unable to serve if elected.


            All of the Class III nominees were elected members of the Board of Directors by the shareholders at the 1996 annual meeting of shareholders. No arrangement or understanding exists between any of the nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

            After many years of faithful service to the Company and its shareholders, Harry Derbyshire elected to retire from the Board of Directors, effective January 21, 1999. Aaron Cohen was appointed by the remaining directors to fill the vacancy created by Mr. Derbyshire's resignation.

            The names of the nominees for Class III directors and the Class I and Class II directors who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, including the amount of Common Stock beneficially owned by them, are as follows:

                                                                                                      Common Stock of
                                                                                                      the Company Bene-
                                                                                         Year         ficially Owned of
                                                                              Director Term Will           May 14,          Percent
              Name                Age           Position or Office             Since    Expire           1999(1)(2)         of Class
              ----                ---           ------------------             -----    ------           ----------         --------
Nominees for Class III Directors
--------------------------------
Aloysius Casey                     67  Chairman of the Board of the Company     1989     2002*              27,321            **

Jack Lin                           66  President and Chief Executive Officer    1975     2002*             975,770            11.7%
                                       of the Company

Robert Lin                         41  Founder, President and Chief Executive   1988     2002*             103,505            1.2%
                                       Officer of MTI-Marketing Techniques,
                                       Inc.

Directors Continuing in Office:
-------------------------------
Class I Directors
-----------------
Richard Short                      56  Group President of the Company           1988     2000               99,948            1.2%

William Traw                       61  Senior Vice President of the Company     1988     2000               80,873            1.0%

William McGinnis                   40  Executive Vice President of the          1994     2000               42,681            **
                                       Company

Class II Directors
------------------

Aaron Cohen                        62  Vice Chairman of the Board and           1997     2001            1,147,918           13.8%
                                       Group President of the Company

Arthur Edelstein                   61  Senior Vice President of the Company     1980     2001              334,545            4.0%

Ralph Clements                     66  President of Clements and Associates     1975     2001                1,134            **
--------------------------
 * If elected at the annual meeting
 **Less than 1%

(1) Includes shares covered by options exercisable within 60 days, as follows:
    Clements, 625; Edelstein, 34,500; Cohen, 3,000; Short, 32,000; Traw, 32,000;
    McGinnis, 14,000; Casey, 6,000; J. Lin, 24,505; and R. Lin, 2,500.

(2) Includes shares in the National Technical Systems Employee Stock Ownership Plan, as follows: Edelstein, 4,744; Short, 2,970; Traw, 3,110; McGinnis, 1,856 and J. Lin, 6,528.

   General Casey retired from the United States Air Force in 1988 after a 34-year career. At the time of his retirement he was the Commander of the Space Division, Air Force Systems Command, Los Angeles Air Force Base California.

   Mr. Jack Lin is a founder and President of the Company and has been associated with the Company continuously since 1961.

   Mr. Robert Lin is the founder, and has been the President and Chief Executive Officer of MTI-Marketing Techniques, Inc. a privately-owned manufacturer and distributor of products for the advertising specialty and premium markets, for more than five years. Robert Lin is the son of Jack Lin.


   Mr. Clements has been President of Clements and Associates, a Sherman Oaks, California financial and economic consulting firm, for more than five years.


   Mr. Edelstein is Senior Vice President of the Company and has been associated with the Company continuously since 1962.

   Mr. Cohen is a founder of the Company and President of the IT Solutions Group. He has been associated with the Company since 1961.

   Mr. Short is President of the Engineering and Evaluation Group and has been associated with the Company continuously since 1975.

   Mr. Traw is Senior Vice President of the Company and Chief of Operations of the Engineering and Evaluation Group. Mr. Traw has been associated with the Company continuously since 1963.


   Mr. McGinnis is Executive Vice President of the Company and has been associated with the Company since 1980.

   The Board of Directors of the Company held three regular meetings and two special meetings during the last fiscal year. Mr. Derbyshire attended 50% of the meetings prior to his resignation. No other director attended less than 75% of the meetings of the Board or of the committees of which he was a member.

   The Company's Board of Directors has an Audit Committee consisting of Messrs. Casey and Clements. The function of the Audit Committee is to meet with the independent certified public accountants engaged by the Company to review
(a) the scope and findings of the annual audit, (b) accounting policies and procedures and the Company's financial reports, and (c) the internal controls employed by the Company. The Audit Committee held two meetings during the year.

   The Compensation Committee of the Board of Directors considers and makes recommendations to the Board of Directors on salaries, bonuses and other forms of compensation for the Company's executive officers. The Compensation Committee currently consists of Messrs. Clements and Casey. The Compensation Committee met twice during the year.

   The Stock Option Committee of the Board of Directors makes recommendations regarding the grant of stock options. The Committee, which consists of Messrs.
R. Lin and Clements, met once during the year.

   The Nominating Committee, which currently consists of Messrs. J. Lin and Casey, selects nominees for election to the Board of Directors. The Nominating Committee met once during the year.

   Employee-directors receive no additional compensation for serving on the Board. General Casey was paid an annual fee of $41,086 and a bonus of $10,271 in his capacity as Chairman of the Board. Each other director received $11,406 in annual retainer fees and $2,852 in bonuses. Directors also are reimbursed for expenses which they reasonably incur in the performance of their duties as directors of the Company. During the fiscal year ended January 31, 1999, a total of $1,000 was paid to General Casey and $12,555 to Ralph Clements for consulting services.


Proposal 2. APPROVAL OF AMENDMENTS TO THE COMPANY'S BYLAWS PROVIDING
            FOR RANGE OF DIRECTORS

   The Company's Bylaws currently provide for a fixed number of nine directors. The Board of Directors has unanimously recommended that the shareholders approve a proposal to amend the Bylaws of the Company to change the size of the Board of Directors from a fixed number of nine to a range with a minimum of nine and a maximum of to 17 and with the exact number of directors to be established from time to time by the vote of a majority of the directors.

   The Board of Directors believes flexibility in the number of directors serving on the Board is in the best interests of both the Company and its shareholders. The directors believe that a Board with between nine and to 17 members will be able to benefit from a diversity in experience, while sacrificing neither efficiency nor communications among the directors. The proposal to authorize the Board of Directors to vary its size from a minimum of nine to a maximum of to 17 will also afford the Board additional flexibility to adjust the size of its membership as appropriate under varying circumstances that may exist in the future.

   The full text of Section 3.2 of the Bylaws of the Company, as currently in effect and as proposed to be amended, is set forth as Appendix A, to this Proxy Statement. The preceding description of this proposed amendment to the Bylaws of the Company is qualified in its entirety by reference to Appendix A.

   The Company also proposes to amend the Bylaws to provide for a corresponding change in the three classes of directors, so that each class shall consist of an equal or close to equal number of directors.

   The full text of Section 3.3 of the Bylaws of the Company, as currently in effect and as proposed to be amended, is set forth as Appendix B to this Proxy Statement. The preceding description of this proposed amendment to the Bylaws of the Company is qualified in its entirety by reference to Appendix B.

   Pursuant to the Bylaws of the Company, approval of the proposed amendments requires the affirmative vote of holders of a majority of the outstanding shares of the Common Stock. Each abstention and broker non-vote will have the same effect as a vote "against" this proposal.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENTS DESCRIBED ABOVE AND RECOMMENDS A VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                           EXECUTIVE COMPENSATION

   The following information is furnished with respect to the Chief Executive Officer and the other most highly compensated executive officers of the Company whose aggregate direct remuneration from the Company during the fiscal year ended January 31, 1999 exceeded $100,000.

                         SUMMARY COMPENSATION TABLE
                                                                     Long Term Compensation
                                                                     ----------------------
                    Annual Compensation                                     Awards                  Payouts
                    -------------------                         ---------------------------  -------------------------
Name and Principal                                        Other Annual   Restricted Stock  Options/     LTIP          All Other
    Position            Year   Salary($)   Bonus($)    Compensation($)(1)   Award(s)($)    SARs(#)    Payouts($)   Compensation($)
-----------------       ----   ---------   ---------   -----------------    -----------    -------    ----------   ---------------
Jack Lin                1999   339,836     50,000             0                  0             0           0            0
  President and Chief   1998   316,650     82,500             0                  0             0           0            0
  Executive Officer     1997   294,097     60,000(2)          0                  0             0           0            0


Aaron Cohen             1999   155,650     21,000             0                  0             0           0            0
  Group President       1998   124,759     32,500             0                  0             0           0            0
                        1997         -          -             0                  0             0           0            0


Arthur Edelstein        1999   205,961     31,000             0                  0             0           0            0
  Senior Vice           1998   192,487     50,000             0                  0             0           0            0
  President             1997   179,637     36,000             0                  0             0           0            0

Richard Short           1999   135,425     21,000             0                  0             0           0            0
  Group  President      1998   124,759     32,500             0                  0             0           0            0
                        1997   115,905     23,000             0                  0             0           0            0

William Traw            1999   135,425     21,000             0                  0             0           0            0
  Senior Vice President 1998   124,759     32,500             0                  0             0           0            0
                        1997   115,905     23,000             0                  0             0           0            0
------------------

(1) Does not include perquisites or personal benefits which are the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(2) Fair market value of 26,608 shares of restricted National Technical Systems, Inc. common stock at a value of $60,000 taken as a bonus in lieu of cash in 1997.

                    REPORT OF THE COMPENSATION COMMITTEE

      During the fiscal year ended January 31, 1999, the Compensation Committee of the Board of Directors (the "Compensation Committee") was composed of Mr. Clements, who is an independent, non-employee director, as well as Mr. Derbyshire, who was an independent, non-employee director prior to his resignation in January, 1999. General Casey, also an independent, non-employee director, has been appointed by the Board to fill the vacancy on the Compensation Committee created by Mr. Derbyshire's resignation. See the description of the Compensation Committee functions above.

      Compensation Policies. Policies governing the compensation of the Company's executives are established and monitored by the Compensation Committee. All decisions relating to the compensation of the Company's executives during 1999 were made by the Compensation Committee.

      In administering its compensation program, the Compensation Committee follows its belief that compensation should reflect the value created for shareholders while supporting the Company's strategic goals. In doing so, the compensation programs reflect the following themes:

      1. The Company's compensation programs should be effective in attracting, motivating, and retaining key executives;

      2. There should be a correlation of the compensation awarded to an executive, the performance of the Company as a whole, and the executive's individual performance;

      3. The Company's compensation programs should provide the executives a financial interest in the Company similar to the interests of the Company's shareholders; and

      4. The Company's compensation program should strike an appropriate balance between short and long term performance objectives.

Elements of Compensation Programs
---------------------------------

      At least annually, the Committee reviews the Company's executive officer compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The three basic components of the program, each of which is intended to serve the overall compensation philosophy, are as follows:

      Base Salary - Base salary levels are, in part, established through comparisons with companies of similar size engaged in the same or similar business as that of the Company. Actual salaries are based on individual performance of the executive officer within the salary range reflecting job evaluation and market comparisons. Base salary levels for executive officers are reviewed annually and established within a range deemed by the Committee to be reasonable and competitive. The Committee recommended increases in base salary for the executive officers in fiscal 1999 ranging from approximately 5% to 7%.

      Annual Incentives - The Company's executive officers are eligible to participate in the annual incentive compensation program whose awards are based on the attainment of certain operating and individual goals. The objective of this program is to provide competitive levels of compensation in return for the attainment of certain financial objectives that the Committee believes are primary factors in the enhancement of shareholder value. In particular, the program seeks to focus the attention of executive officers towards earnings growth. Bonuses for executive officers of the Company under this program are intended to be consistent with targeted awards of companies of similar size and engaged in the same or similar business as that of the Company. Actual awards are subject to adjustment up or down, at the discretion of the Committee, based on the Company's overall performance. For fiscal 1999, the Compensation Committee awarded bonuses to executive officers, based upon the performance measures discussed above, equal to approximately 15% of the executive officer's base salary. The bonuses are reflective of the Company's overall improvement in earnings and total shareholder return in fiscal 1999.

      Long-term Incentives - As an important element in retaining and motivating the Company's senior management, the Committee believes that those persons who have substantial responsibility for the management and growth of the Company should be provided with an opportunity to increase their ownership of Company stock. Therefore, executive officers and other key employees are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The number of stock options granted to executive officers is based on various factors, including the respective scope of accountability, strategic and operational goals and anticipated performance and contributions of the individual executive.

Chief Executive Officer's Compensation
--------------------------------------

      Mr. J. Lin's compensation is determined pursuant to the principles noted above. The Committee, in considering his compensation for fiscal 1999, reviewed his existing compensation arrangements, comparable compensation for chief executive officers of other companies and the performance of both Mr. J. Lin and the Company. The Committee made the following determinations regarding Mr. J. Lin's compensation:

o Based upon Mr. J. Lin's and the Company's fiscal 1999 performance, the Company increased Mr. J. Lin's base salary by 5%.

o Based upon Mr. J. Lin's and the Company's fiscal 1999 performance, the Company awarded Mr. J. Lin a cash bonus in the amount of $50,000.

                                   COMPENSATION COMMITTEE

                                   Ralph Clements
                                   Aloysius Casey

Policy with Respect to Internal Revenue Code Section 162(m).
------------------------------------------------------------

      In 1993, the Internal Revenue Code of 1986 (the "Code") was amended to add
Section 162(m). Section 162(m), and regulations thereunder adopted in 1995, place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by shareholders. At the present time, the Company's executive officer compensation levels are substantially below the $1,000,000 pay limit and the Company believes that it will most likely not be affected by the regulation in the near future. Where appropriate in light of specific compensation objectives, the Board intends to take necessary actions in the future to minimize the loss of tax deductions related to compensation.

                    INFORMATION CONCERNING STOCK OPTIONS


      The following table sets forth certain information at January 31, 1999 and for the fiscal year then ended with respect to stock options granted to the individuals named in the Summary Compensation Table above. No stock appreciation rights have been granted and no options have been granted at an option price below fair market value on the date of the grant.


                                                     OPTION GRANTS IN THE LAST FISCAL YEAR
                                                                                                  Potential Realizable Value
                                                                                                  at Assumed Annual Rates
                                                                                                   of Stock Appreciation
                                 Individual Grants                                                 for the Option Term (1)
                     ----------------------------------------------------------------------  ---------------------------------------
                          Number of          % of total         Exercise                      At 0%         At 5%          At 10%
                          Securities         Options/SAR's       or Base                      Annual       Annual         Annual
                      Underlying Options/   Granted to all      Price per     Expiration      Growth       Growth         Growth
Name of Executive      SAR's Granted          Employees           Share          Date          Rate         Rate           Rate
------------------     -------------          ---------           -----          ----          ----         ----           ----

Jack Lin                 64,150 (2)            10.02%            $6.204        11/1/2008        -          $ 250,308       $ 634,329
Aaron Cohen              54,150 (3)             8.46%            $6.233        11/1/2008                   $ 212,260       $ 537,908
Arthur Edelstein         42,900 (4)             6.70%            $5.780        11/1/2008        -          $ 155,934       $ 395,168
Richard Short            25,000 (5)             3.91%            $5.500        11/1/2008        -          $ 86,473        $ 219,140
William Traw             25,000 (5)             3.91%            $5.500        11/1/2008        -          $ 86,473        $ 219,140

(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any on stock option exercises or stock holdings are dependent on the future performance of the stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(2) Includes 7,260 non-qualified options at $6.75 per share, 6,890 incentive stock options at $6.75 per share and 50,000 incentive stock options at $6.05 per share. All options become exercisable at 25% per year starting November 4, 1999.

(3) Includes 14,150 incentive stock options at $6.75 per share and 40,000 incentive stock options at $6.05 per share. All options become exercisable at 25% per year starting November 4, 1999.

(4) Includes 9,600 incentive stock options at $6.75 per share and 33,300 incentive stock options at $5.50 per share. All options become exercisable at 25% per year starting November 4, 1999.

(5) All options become exercisable at 25% per year starting November 4, 1999.


   The following table sets forth information concerning the exercise of stock options during the fiscal year ended January 31, 1999 by each of the named executive officers and the fiscal year end spread on unexercised "in-the-money" options.

                                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                    AND FY-END OPTION/SAR VALUE
                                                        Number of Unexercised       Value of Unexercised
                                                        In-the-money Options/       In-the-money Options/
                                                           SARs at FY-End            SARs at FY-End($)(1)
                                                      --------------------------  --------------------------
                   Shares Acquired   Value
Name                on Exercise(#)   Realized ($)(2)  Exercisable  Unexercisable  Exercisable  Unexercisable
----              -----------------  ---------------  -----------  -------------  -----------  -------------
Jack Lin                 -                 -            24,505        24,000        45,326         39,704
Aaron Cohen            26,000            55,348          3,000         3,000         5,531          5,531
Art Edelstein            -                 -            34,500        14,500        71,109         26,734
Richard Short           5,000             8,828         32,000        12,000        66,500         22,125
William Traw            5,000            17,656         32,000        12,000        66,500         22,125

---------------

(1) Market Value of underlying securities at exercise date, minus the exercise or base price of "in-the-money" options/SARs. "Value Realized" is on a pre-tax basis.

(2) Represents the difference between the closing price of the Company's Stock on January 31, 1999 and the exercise of the options.

                        STOCK PRICE PERFORMANCE GRAPH


              Comparison of Five Year Cumulative Total Return*
           Among National Technical Systems, Inc., The Russell 2000 Index
                       and the S&P Technology Sector Index


--------------------------------------------------------------------------------
                                        1/94   1/95   1/96   1/97   1/98   1/99
--------------------------------------------------------------------------------

National Technical Systems, Inc.        100     77     70     76    217    153

Russell 2000                            100     94    122    145    172    176

S&P Technology Sector                   100    112    165    256    309    578


----------
* $100 invested on January 31, 1994 in stock or index including reinvestment of dividends. Fiscal year ending January 31.

                      COMPLIANCE WITH SECTION 16(a) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

   The Company's officers, directors and consultants are required to file initial reports of ownership and reports of change in ownership with the Securities and Exchange Commission. Officers and directors are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on information provided to the Company by individual officers, directors and consultants, the Company believes that during fiscal 1999 all filing requirements applicable to officers and directors have been complied with.



Proposal No. 3 - RATIFICATION OF AUDITORS

   The Board of Directors has selected Ernst & Young LLP as auditors for the Company for the year ending January 31, 2000. That firm became auditors for the Company during the fiscal year ended January 31, 1990. The Board recommends ratification of this action.

   Representatives of Ernst & Young LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the meeting.

   THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                                OTHER MATTERS

   Management is not aware of any other matters to be presented for action at the meeting or any adjournment thereof. However, if any matters come before the meeting, it is intended that shares represented by Proxy will be voted in accordance with the judgment of the persons voting them.

                SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

   Any proposals of shareholders intended to be presented at the next annual meeting (to be held in June 2000) must be received by the Company at its principal executive office located at 24007 Ventura Boulevard, Calabasas, California 91302, not later than February 1, 2000.

P R O X Y



                      NATIONAL TECHNICAL SYSTEMS, INC.
         BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                     Friday, June 25 1999 at 11:00 a.m.






      The undersigned hereby appoints Aaron Cohen and Ralph Clements, and each of them, attorneys and agents with power of substitution, to vote, as designated below, all stock of the undersigned at the above meeting and at any adjournment or adjournments thereof.


(1)   Election of Directors

            FOR all nominees listed below     WITHHOLD AUTHORITY
            (except as marked to the          to vote for all nominees
            contrary below)         [  ]      listed below      [  ]

            Aloysius Casey, Jack Lin and Robert Lin

      (INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
          -------------------------------------------------------------


(2) To approve amendments to the Company's Bylaws to provide for a range in the number of directors serving on the Company's Board of Directors.

                  FOR [  ]          AGAINST [  ]      ABSTAIN [  ]


(3) To ratify the selection of Ernst & Young LLP as auditors for the fiscal year ending January 31, 2000.

                  FOR [  ]          AGAINST [  ]      ABSTAIN [  ]


(4) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.








                                   (OVER)

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE PROPOSALS SET FORTH IN THE PROXY STATEMENT.

                                        Dated _______________________, 1999


                                        -----------------------------------
                                        Signature of Shareholder

                                        -----------------------------------
                                        Signature of Shareholder

                                        Please sign exactly as your name appears hereon. Please date, sign and return the Proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If the signature is for a corporation, please sign full corporate name by authorized officer. If the shares are registered in more than one name, all holders must sign

                                  APPENDIX A


                   Amendment to Section 3.2 of the Bylaws
                                     of
                      NATIONAL TECHNICAL SYSTEMS, INC.

The full text of Section 3.2 of the Company's Bylaws, as currently in effect, reads as follows:

      Section 3.2 NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be NINE (9) until changed by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

The full text of Section 3.2 of the Company's Bylaws, as proposed to be amended, reads as follows:


      Section 3.2 NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be not less than NINE (9) nor more than SEVENTEEN (17). The exact number of authorized directors shall be set from time to time by the board of directors. An amendment to this bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote which reduces the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

                                 APPENDIX B

                   Amendment to Section 3.3 of the Bylaws
                                     of
                      NATIONAL TECHNICAL SYSTEMS, INC.


The full text of Section 3.3 of the Company's Bylaws, as currently in effect, reads as follows:

      Section 3.3  ELECTION AND TERM OF OFFICE OF DIRECTORS.

             The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of three directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of shareholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such a class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

The full text of Section 3.3 of the Company's Bylaws, as proposed to be amended, reads as follows:

      Section 3.3  ELECTION AND TERM OF OFFICE OF DIRECTORS.

            The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of an equal or close to equal number of directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of shareholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual shareholders. At each annual meeting of shareholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such a class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.